EXHIBIT 99.1

[LOGO] BRIGHAM EXPLORATION COMPANY                                  NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


BRIGHAM EXPLORATION ANNOUNCES CLOSINGS OF SIGNIFICANT FINANCINGS TO REPURCHASE SUBORDINATED DEBT AND FUND ONGOING DRILLING ACTIVITY

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         Austin, TX -- (Business Wire) - November 2, 2000 -- Brigham Exploration
Company (NASDAQ:BEXP) today announced that it has entered into a series of financing agreements that provide funding (i) to repurchase all subordinated debt and equity securities in Brigham held by affiliates of Enron North America (the "Enron Affiliates") at a substantial discount, and (ii) to continue and expand Brigham's planned drilling program into 2001. As a result of the closing of these recapitalization transactions, Brigham has made a significant step forward in its efforts to reduce its balance sheet leverage by lowering its estimated ratio of net debt-to-total book capitalization from 97% to 53%. The improved balance sheet and the additional liquidity resulting from these transactions are expected to significantly enhance Brigham's ability to finance its balanced portfolio of exploration and development drilling projects in its primary focus areas in the Texas Gulf Coast, Anadarko Basin and West Texas regions.

         Brigham has raised an aggregate of $40 million through the issuance of
(i) $20 million in new subordinated notes and warrants to purchase Brigham common stock to Shell Capital Inc. ("Shell Capital"), and (ii) $20 million in new mandatorily redeemable preferred stock and warrants to purchase Brigham common stock to affiliates of Donaldson, Lufkin & Jenrette (the "DLJ Affiliates"). With a portion of the proceeds from these two financing transactions, Brigham has purchased all of the Enron Affiliates' interests in Brigham, which included (i) $51.2 million of outstanding senior subordinated notes due 2003 (which bore interest at annual rates of 12% to 14%) and associated accrued interest obligations, (ii) warrants to purchase one million shares of common stock at $2.43 per share, and (iii) 1,052,632 shares of common stock (collectively, the "Enron Securities"), for total cash consideration of $20 million. The remaining approximate $17.5 million in net capital availability raised from these financing transactions after the repurchase of the Enron Securities and the payment of estimated fees and expenses will be used by Brigham to fund its planned drilling program into 2001.

         The $20 million of new subordinated notes issued to Shell Capital (the "SCI Notes") will bear interest at 10.75% per annum and will have no principal repayment obligations until maturity in 2005. At Brigham's option, up to 50% of the interest payments on the SCI Notes during the first two years can be satisfied by payment-in-kind ("PIK") through the issuance of additional SCI Notes in lieu of cash. The SCI Notes will be secured obligations ranking junior to Brigham's existing $75 million senior credit facility. The SCI Notes have a five-year maturity, are redeemable at Brigham's option for face value at anytime, and have certain financial and other covenants. The 1,250,000 warrants to purchase Brigham common stock issued to Shell Capital (the "SCI Warrants") have a term of seven years, an exercise price of $3.00 per share and a cashless exercise feature.

         The $20 million of new mandatorily redeemable preferred stock issued to the DLJ Affiliates (the "Preferred Stock") will bear dividends at a rate of 6% per annum if paid in cash and 8% per annum if paid-in-kind through the issuance of additional Preferred Stock in lieu of cash. At Brigham's option, up to 100% of the dividend payments on the Preferred Stock during the first five years can be satisfied through the issuance of PIK dividends. The Preferred Stock has a ten-year maturity and is redeemable at Brigham's option at 100% or 101% of par value (depending upon certain conditions) at anytime prior to maturity. The 6,666,667 warrants to purchase Brigham common stock issued to the DLJ Affiliates (the "DLJ Warrants") have a term of ten years, an exercise price of $3.00 per share and must be exercised, if Brigham so requires, in the event that Brigham common stock trades at or above $5.00 per share for 60 consecutive trading days. If Brigham requires exercise of the DLJ Warrants, proceeds from the exercise of the DLJ Warrants will be used to fund the redemption of a similar value of then outstanding Preferred Stock.

         Pursuant to the terms of the securities purchase agreement related to the Preferred Stock, the holders of the Preferred Stock have the right to designate one member to Brigham's board of directors. As a result, Steven A. Webster has joined the board of directors of Brigham contemporaneously with the issuance of the Preferred Stock, increasing the number of Brigham


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directors from six to seven members. Mr. Webster is a Managing Director of
Global Energy Partners, Ltd., a merchant banking affiliate of Donaldson, Lufkin & Jenrette that makes investments in energy companies. In addition, Mr. Webster also serves on the boards of directors for a number of energy companies, including serving as Chairman of Carrizo Oil & Gas, Inc., an oil and gas exploration and production company operating principally in the Gulf Coast region of the United States, and as Vice Chairman of the Board of R&B Falcon Corporation, an international oil and gas drilling company that was created by the merger of Falcon Drilling Company and Reading & Bates. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company.

         As a result of these collective financing and repurchase transactions, the number of shares of Brigham common stock outstanding has decreased from approximately 17.0 million shares to 16.0 million shares, while its number of fully-diluted shares outstanding (including all stock options and warrants to purchase common stock) has increased from approximately 26.7 million shares to
32.5 million shares. Brigham's stock price had traded at or below $3.00 per share for over 120 consecutive trading days prior to negotiation of the financing agreements with Shell Capital and the DLJ Affiliates.

         CIBC World Markets acted as financial advisor to Brigham in the negotiation of the repurchase of the Enron Securities and the placements of the SCI Notes to Shell Capital and the Preferred Stock to the DLJ Affiliates.

         Bud Brigham, the Company's Chairman, CEO and President, remarked, "We are extremely pleased to announce the closing of these significant financing transactions for our company. Reducing our outstanding debt has been an important objective, and these transactions represent significant progress in the achievement of our goals in this area. We believe these transactions are very attractive for our shareholders as we have, in essence, issued approximately 5.9 million additional diluted shares through the SCI Note and Preferred Stock transactions (after netting out the approximate two million shares and warrants that we have purchased from the Enron Affiliates) to redeem approximately $51 million in debt. Therefore, we've essentially issued equity to reduce debt at an effective price of $8.73 per share, while also increasing our corporate liquidity by approximately $17.5 million to fund, along with cash flow, continued value creation through our balanced drilling program. These combined transactions reduce our outstanding debt obligations by approximately $30 million, thus reducing net debt per share by approximately $2.60. The debt reduction, additional capital availability and reduced debt service obligations realized from these financing transactions position our company to further increase value for our shareholders through continued investments in our drilling program."

         Mr. Brigham further commented, "We also view this transaction as an endorsement of our future growth prospects by several respected energy investors. Shell Capital made an initial investment in our company in February 2000, and we are pleased to expand this relationship through its participation in our current financing transactions. In addition, we welcome the DLJ Affiliates as stakeholders in our future growth and the addition of Steve Webster to our board. Steve has a remarkable track record as an astute energy investor, entrepreneur and manager, and I am very excited about the value he will bring to our board of directors."

ABOUT BRIGHAM EXPLORATION

         Brigham Exploration Company (www.bexp3d.com) is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces.

FORWARD LOOKING STATEMENTS DISCLOSURE

         Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the Company's filings with the Securities and Exchange Commission.

Contact:    Christopher A. Phelps, Vice President - Finance & Strategic Planning
            (512) 427-3300 / investor@bexp3d.com